Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”) is made and entered into as of the 22nd day of August, 2008, by and among JAMBA JUICE COMPANY, a California corporation (“Borrower”), JAMBA, INC., a Delaware corporation (“Parent”), the lenders (the “Lenders”) from time to time party to the Credit Agreement (as defined below) and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as the Arranger and Administrative Agent for the Lenders (in such capacity, the “Agent”) Capitalized terms used herein without definition shall have the respective meaning assigned to such terms in the Credit Agreement.

WHEREAS, Borrower, Parent, the Lenders and Agent are party to that certain Credit Agreement, dated as of April 17, 2008 (as the same may be amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to Borrower on the terms set forth therein;

WHEREAS, Parent, Borrower and Lenders have agreed to certain amendments to the Credit Agreement;

WHEREAS, Parent and Borrower have failed to comply with certain covenants contained in the Credit Agreement; and

WHEREAS, Agent and the Lenders are willing to make such amendments to, and waive such non-compliance of, the Credit Agreement on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

I.	AMENDMENTS TO CREDIT AGREEMENT:

Effective as of the Second Amendment Date (as defined below), the Credit Agreement is hereby amended as follows:

(a) New Definition. Schedule 1.1 of the Credit Agreement is hereby amended by inserting in its appropriate alphabetical position the following:

“Second Amendment Date” means August 22, 2008.”

(b) Amended Provision. Section 2.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Anything to the contrary in this Agreement notwithstanding, it is understood and agreed that the Lenders, from and after the Second Amendment Date, are under no further obligation to fund any Advance or issue any Letters of Credit or otherwise extend credit under this Agreement or under any of the other Loan Documents; provided, however, any Advance, any Letter of Credit or other extensions of credit which hereafter may be made available to Borrower shall be in the Lenders’ sole and absolute discretion until further notice, and any additional Advance, Letter of Credit or other extensions of credit by the Lenders shall be made, if at all, on a case-by-case basis without waiving, ceasing or curing any Default or Event of Default. Nothing contained herein shall be deemed to be a commitment on the part of the Lenders to make available to Borrower any such financing under this Agreement, and the Lenders shall be under no obligation to do so. It is expressly understood that the Lenders’ honoring of a future Advance or issuing any Letter of Credit or other credit extension request shall not (a) operate as a waiver, cessation or cure of any Default or Event of Default or any right or remedy of the Lenders under this Agreement or the other Loan Documents, or (b) be deemed to establish a course of conduct so as to justify an expectation by Borrower that the Lenders will make Advances, issue Letters of Credit or otherwise extend credit in the future.”

II.	WAIVER:

Borrower has failed to comply with the “Minimum EBITDA” covenant set forth in Section 7(a) of the Credit Agreement for Period 7 of the fiscal year ended December 31, 2008, which failure constitutes an Event of Default under Section 8.2(a) of the Credit Agreement. Agent and the Lenders hereby waive such Event of Default with respect to such Period. It is understood and agreed that the foregoing waiver is a one-time waiver only and is for the Period specified above and for no other Period and does not constitute a waiver of (i) any other breach of the Credit Agreement or (ii) any of Agent’s or any Lender’s rights or remedies with respect to any other or subsequent Defaults or Events of Default.

III.	CONDITIONS TO EFFECTIVENESS:

This Second Amendment shall become effective when each of the following conditions is met:

1. Receipt by Agent of this Second Amendment, duly and properly authorized, executed and delivered by each of the respective parties thereto; and

2. Receipt by Agent in immediately available funds of an amount equal to all of Agent’s reasonable legal fees and expenses incurred in connection with the preparation and negotiation of this Second Amendment and previously incurred in connection with the Credit Agreement.

IV.	REPRESENTATIONS AND WARRANTIES:

Parent and Borrower represent and warrant to Agent and the Lenders as follows:

1. The execution, delivery and performance of this Second Amendment and the transactions contemplated hereby (i) are within the corporate authority of the Parent and Borrower, (ii) have been duly authorized by all necessary company proceedings of the Parent and Borrower, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which Parent or Borrower is subject or any judgment, order, writ, injunction, license or permit applicable to Parent or Borrower so as to materially adversely affect the assets, business or any activity of Parent or Borrower and (iv) do not conflict with any provision of the Governing Documents of Parent or Borrower.

2. The execution, delivery and performance of this Second Amendment, and the Credit Agreement as amended hereby, will result in valid and legally binding obligations of Parent and Borrower enforceable against each of them in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

3. The execution, delivery and performance by Parent and Borrower of this Second Amendment does not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained, if any.

4. The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects as of the Second Amendment Date as though made on and as of the Second Amendment Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by this Second Amendment and changes occurring in the ordinary course of business which singly or in the aggregate do not constitute a Material Adverse Change.

5. After giving effect to this Second Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

V.	MISCELLANEOUS:

1.	Ratification, Etc.

Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Second Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Second Amendment.

2.	Waiver and Release.

(a) Effective on the date hereof, Parent and Borrower each hereby waives, releases, remises and forever discharges Agent and each Lender, each of their respective Affiliates, and each of the officers, directors, employees, and agents of Agent, each Lender and their respective Affiliates (collectively, the “Releasees”), from any and all claims, suits, investigations, proceedings, demands, obligations, liabilities, causes of action, damages, losses, costs and expenses, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, past or present, liquidated or unliquidated, suspected or unsuspected, which Parent or Borrower has ever had from the beginning of the world, or now has against any such Releasee which relates, directly or indirectly to the Credit Agreement, any other Loan Document, or to any acts or omissions of any such Releasee in connection with the Credit Agreement or any other Loan Document or the transactions contemplated thereby or related thereto, except for the duties and obligations set forth in the Credit Agreement as modified hereby and the other Loan Documents. As to each and every claim released hereunder, Parent and Borrower each hereby represents that it has received the advice of legal counsel with regard to the releases contained herein, and having been so advised, specifically waives the benefit of the provisions of Section 1542 of the Civil Code of California which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

As to each and every claim released hereunder, Parent and Borrower each also waives the benefit of each other similar provision of applicable federal or state law, if any, pertaining to general releases after having been advised by its legal counsel with respect thereto.

(b) Each of Parent and Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by Parent or Borrower pursuant to the above release. Each of Parent and Borrower further agrees that it shall not dispute the validity or enforceability of the Credit Agreement or any of the other Loan Documents or any of its obligations thereunder, or the validity, priority, enforceability or the extent of Agent’s Lien on any item of Collateral under the Credit Agreement or the other Loan Documents. If either of Parent or Borrower, or any of its successors, assigns or other legal representatives, violates the foregoing covenant, such Parent or Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys fees and costs incurred by such Releasee as a result of such violation.

3. Fees. Agent hereby is expressly authorized by Borrower to (i) charge the legal fees set forth in Article III(2) hereof to the Loan Account, and (ii) designate such amounts as an Advance under the Credit Agreement.

4. Governing Law. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

5. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Credit Agreement as of the date first set forth above.

JAMBA, INC., a Delaware corporation

By:	/s/ Michael Fox
Title:	Vice President, Secretary

By:	/s/ Karen L. Luey
Title:	Chief Financial Officer

JAMBA JUICE COMPANY, a California corporation

By:	/s/ Michael Fox
Title:	Vice President, Secretary

By:	/s/ Karen L. Luey
Title:	Chief Financial Officer

WELLS FARGO FOOTHILL, LLC., a Delaware limited liability company, as Agent and as a Lender

By:
Title:

IN WITNESS WHEREOF, each of the undersigned has duly executed this Second Amendment to Credit Agreement as of the date first set forth above.

JAMBA, INC., a Delaware corporation

By:
Title:

By:
Title:

JAMBA JUICE COMPANY, a California corporation

By:
Title:

By:
Title:

WELLS FARGO FOOTHILL, LLC., a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Kelly Walsh
Title:	Vice President

CONSENT OF GUARANTOR

Jamba, Inc. (the “Guarantor”) has guarantied certain indebtedness, obligations and liabilities of Borrower pursuant to the General Continuing Guaranty dated as of April 17, 2008 (the “Guaranty”). By executing this consent, the Guarantor hereby absolutely and unconditionally reaffirms to Agent and the Lenders that the Guaranty remains in full force and effect. In addition, the Guarantor hereby acknowledges and agrees to the terms and conditions of this Second Amendment and of the Credit Agreement and the other Loan Documents as amended hereby (including, without limitation, the making of any representations and warranties and the performance of any covenants applicable to it herein or therein).

JAMBA, INC.
a Delaware corporation

By:	/s/ Michael Fox
Title:	Vice President, Secretary